Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-250106 and 333-249918) and on Form S-8 (Nos. 333-224973, 333-204557 and 333-178044) of American Electric Power Company, Inc. of our report dated February 23, 2023 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio
February 23, 2023